Exhibit 23
                                                                      ----------





                              ACCOUNTANT'S CONSENT


     We consent to the incorporation by reference in the Registration Statements on Form S-8, File Nos. 333-88125 and 333-12897, of our report dated January 24, 2003 contained in the 2002 Annual Report to Shareholders of Logansport Financial Corporation, which is incorporated by reference in this Form 10-K.



GRANT THORNTON LLP

/s/ GRANT THORNTON LLP

Cincinnati, Ohio
March 25, 2003